Oramed Pharmaceuticals Successfully Completes Phase 1A Trials

Jerusalem, Israel – August 14, 2007, Oramed Pharmaceuticals, Inc. (OTCBB: ORMP), a developer of peptide delivery systems, is pleased to announce that it has successfully completed its exploratory Phase 1A clinical trial with it’s oral insulin gel capsule. This study was intended to assess both the safety/tolerability and absorption properties of Oramed's proprietary oral insulin delivery technology.   The trial examined changes in insulin, glucose and C-peptiide plasma concentrations over time in healthy volunteers under several differing oral dosing scenarios. With the exception of the anticipated insulin related hypoglycemic side effects, no significant adverse effects were noted after administration of Oramed’s insulin gel capsule.

Nadav Kidron, CEO of Oramed, stated, “We have crossed a significant milestone with the completion of our human feasibility Phase 1A trials with our first product. Although preliminary in nature, the study was actually well designed being a single blind, open-label, study to assess the safety, pharmacokinetics and pharmacodynamics of Oramed’s oral insulin The results from this exploratory study confirm on a preliminary basis the applicability and safety of Oramed’s peptide delivery technology in humans. We are all very encouraged by these findings.”

Based on the pharmacokinetic and pharmacologic outcomes of this early stage trial, the company and Board of Directors has decided to continue the development of our oral insulin product. Additional Phase I bioavailability/pharmacokinetic trials to optimize/finalize the formulation are anticipated to begin later this year. The company’s goal is for the completion of formal Phase 1 studies in the US by mid-2008. ”

About Oramed Pharmaceuticals :

Oramed Pharmaceuticals' is an Israeli based company focused on the development of oral delivery solutions based on proprietary technology. Diabetes is one of the most rapidly growing diseases in the world and is one that requires constant and often unpleasant monitoring and drug therapy regimen. Oramed is currently developing an orally ingestible soft gel insulin capsule for the treatment of diabetes. The Company is also pursuing the development of oral delivery solutions for other drugs and vaccines. For more information please visit our website at:

www.oramedpharma.com

Legal Notice and Forward Looking Statements For Oramed Pharmaceuticals

This news release contains statements, which may constitute "forward-looking statements". Those statements include statements regarding the intent, belief or current expectations of Oramed Pharmaceutical Inc., and members of our management as well as the assumptions on which such statements are based. Forward-looking statements in this release include: that we are currently developing an orally ingestible soft gel insulin capsule for the treatment of type 1 and 2 diabetes; that we are pursuing the development of oral delivery solutions for other drugs and vaccines; that additional Phase I bioavailability/pharmacokinetic trials to optimize/finalize the formulation are anticipated to begin later this year; that the company’s goal is for the completion of formal Phase 1 studies in the US by mid-2008.. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products; that human trials may suffer unforeseen difficulties or adverse medical effects on participants; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology to treat or cure diabetes or that the market for diabetes drugs does not increase; that studies are cut short by unexpected problems with our methodology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able raise funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. For further risk factors see the Company's latest 10-KSB filed with the SEC .

For further information, please contact:

FOR ORAMED PHARMACEUTICALS, INC.:

Investor Relations:

Vinisha Agnihotri
(646) 467-2252 (Office)
info@oramedpharma.com
www.oramedpharma.com